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                                                                      EXHIBIT 11


                       NANOPHASE TECHNOLOGIES CORPORATION

                STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------
                                                       2000           1999
                                                   -------------   -----------
HISTORICAL:
Weighted average common shares outstanding           13,008,964     2,593,718
                                                   =============   ===========

Net loss                                           $ (1,434,559)   $1,575,902)
                                                   =============   ===========

Net loss per common share                          $      (0.11)   $    (0.13)
                                                   =============   ===========